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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2005

WORLDSPAN, L.P.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	333-109064 (Commission File Number)	31-1429198 (I.R.S. Employer Identification No.)

300 Galleria Parkway, N.W., Atlanta, GA
(Address of Principal Executive Offices) (Zip Code)

(770) 563-7400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/
/    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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/    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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/    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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/    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

        On January 25, 2005, following the departure of our Chief Financial Officer, Worldspan, L.P. ("Worldspan") entered into a new employment agreement with Mr. Dale Messick to serve as Senior Vice President Finance. The initial term of the agreement is one year, effective December 2004, subject to the right of Mr. Messick or us to terminate the agreement early. The initial term of the agreement can be automatically extended on additional one month periods unless written notice is given by either of us at least 5 days prior to the expiration of the term. Pursuant to the agreement, Mr. Messick will be eligible for annual bonus compensation in accordance with our bonus program, subject to proration. Pursuant to Mr. Messick's original employment agreement with us which terminated in February 2004, Mr. Messick was entitled to a severance package consistent with the severance for the other executive officers of the Company. A portion of Mr. Messick's severance period elapsed during the term of his second consulting agreement and the remainder of his severance benefits, totaling 15 months, will be payable to Mr. Messick upon termination of his employment with us for any reason. Under his new employment agreement, upon a change-in-control during the term, and provided that Mr. Messick remains employed with us for six months following such change-in-control, or if Mr. Messick is terminated by us during such six month period, Mr. Messick shall be entitled to a cash payment equal to one years base salary paid as a lump sum. The agreement also contains a customary non-competition provisions, a non-solicitation covenant and confidentiality covenants.

Item 8.01    Other Events

        Worldspan and WS Finance Corp. (together with Worldspan, the "Company") issued a press release on January 25, 2005 announcing their intention to issue up to $350 million in aggregate principal amount of senior second lien secured floating rate notes, and to refinance their existing senior credit facilities with a new $440 million senior credit facility (collectively, the "Refinancing Transactions"). The Company stated that the gross proceeds of the Refinancing Transactions will be used to finance the Company's cash tender offer and consent solicitation further outstanding 9 5/8% senior notes due 2011, refinance existing senior secured indebtedness, redeem preferred stock issued by the Company's parent, Worldspan Technologies Inc. ("WTI"), prepay and terminate sponsor advisory fees and dividends on WTI's Class B Common Stock and pay related fees and expenses. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

        In connection with the Company's proposed issuance of the senior second lien secured floating rate notes due, the Company expects to disclose to prospective purchasers certain information that has not been previously publicly reported. A copy of such information is attached as Exhibit 99.2 to this report and incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

  (c)
  Exhibits.

Exhibit No.	Description
99.1	Worldspan, L.P. Press Release, dated January 25, 2005
99.2	Certain information which may be disclosed to prospective purchasers of the senior second lien secured floating rate notes not previously publicly reported.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WORLDSPAN, L.P.

Date: January 27, 2005	By:	/s/ JEFFREY C. SMITH Jeffrey C. Smith General Counsel, Secretary and Senior Vice President—Human Resources

EXHIBIT INDEX

Exhibit No.	Description
99.1	Worldspan, L.P. Press Release, dated January 25, 2005
99.2	Certain information which may be disclosed to prospective purchasers of the senior second lien secured floating rate notes not previously publicly reported.

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SIGNATURE
EXHIBIT INDEX